UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2008

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue

Chicago, Illinois  60601

(Address of principal executive offices)

(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Smurfit-Stone Container Corporation (the “Company”) entered into amendments (collectively, the “Amendments”) to the following agreements:  the Employment Agreement with Patrick J. Moore effective April 1, 1999, as amended; the Employment Agreement with Charles A. Hinrichs effective April 1, 2002, as amended; the Employment Agreement with Steven J. Klinger effective May 11, 2006, as amended; and the Executive Retirement Agreement with Mr. Klinger dated as of May 11, 2006 (collectively, the “Agreements”).  The Amendments are effective as of January 1, 2008 and make several technical changes to the respective Agreements to ensure that the Agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder.

Copies of the Amendments are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.  The foregoing is qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 hereto.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Employment Agreement of Patrick J. Moore, entered into December 31, 2008.

10.2	Second Amendment to Employment Agreement of Charles A. Hinrichs, entered into December 31, 2008.

10.3	Amendment to Employment Agreement of Steven J. Klinger, entered into December 31, 2008.

10.4	Amendment to Executive Retirement Agreement of Steven J. Klinger, entered into December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 31, 2008

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Craig A. Hunt
Name:	Craig A. Hunt
Title:	Senior Vice President, Secretary, and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Employment Agreement of Patrick J. Moore, entered into December 31, 2008.

10.2	Second Amendment to Employment Agreement of Charles A. Hinrichs, entered into December 31, 2008.

10.3	Amendment to Employment Agreement of Steven J. Klinger, entered into December 31, 2008.

10.4	Amendment to Executive Retirement Agreement of Steven J. Klinger, entered into December 31, 2008.